UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2011

Southern Star Central Corp.

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(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY		42301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (270) 852-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendment and Restatement of Bylaws:

On February 1, 2011, Southern Star Central Corp. (“Southern Star”) amended its bylaws to amend the list of designated officers by consolidating the offices of “Chief Executive Officer” (“CEO”) and “President”, and creating the new title of “Chief Officer” for those officers reporting directly to the President and CEO and designating certain duties or powers to the Chief Officers which were previously held by “Vice-Presidents” as that term was defined in the Bylaws.

On February 1, 2011, Southern Star Central Gas Pipeline, Inc. (“Gas Pipeline”) amended its Bylaws to amend the list of designated officers by consolidating the offices of “Chief Executive Officer” (“CEO”) and “President”, and creating the new title of “Chief Officer” for those officers reporting directly to the President and CEO and designating certain duties or powers to the Chief Officers which were previously held by “Vice Presidents” as that term was defined in the Bylaws.  Additionally the President and CEO were provided with the right to assign duties to certain “assistant officers” and the Board may from time to time authorize any Chief Officer to appoint or remove assistant officers and prescribe the power and duties thereof.  The Bylaws, as amended, also provide that the compensation of the President and CEO, all Chief Officers, Secretary, (if an office held separately from another office), and Treasurer, (if an office held separately from another office), shall be fixed by the Board of Directors or  a committee created for that purpose, if one exists.

Copies of the Amended and Restated Bylaws for Southern Star and Gas Pipeline are attached hereto as Exhibits 3.2 and 3.5, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

3.2

Third Amended and Restated Bylaws of Southern Star Central Corp.

3.5

Third Amended and Restated Bylaws of Southern Star Central Gas Pipeline, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2011	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer